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                                                                    EXHIBIT 10q3


                        HOUSTON INDUSTRIES INCORPORATED
                            SAVINGS RESTORATION PLAN

                          (Effective January 1, 1991)


                                Second Amendment


                 Houston Industries Incorporated, a Texas corporation (the "Company"), having established the Houston Industries Incorporated Savings Restoration Plan, effective January 1, 1991, and as thereafter amended (the "Plan"), and having reserved the right to amend the Plan under Section 6.2 thereof, does hereby amend the Plan, effective as of the dates specified therein as follows:

                 1. Section 1.3 of the Plan is hereby amended, effective August 6, 1997, by inserting the following sentence at the end thereof:

         "For purposes of this Plan, the term "Company" shall include Houston Industries Incorporated, any successor thereto, and/or any Affiliate adopting this Plan with approval of the Board of Directors."

                 2. A new Section 6.3 is hereby added to Article XI of the Plan, effective October 1, 1997, to read as follows:

                 "6.3     OPCO as Successor Employer.  Effective on or about
         October 1, 1997, STP Nuclear Operating Company, a Texas nonprofit corporation ("OPCO" herein), assumed the responsibilities of Houston Lighting & Power Company ("HL&P" herein), a division of the Company, as project manager of the South Texas Project. In connection therewith, OPCO employed substantially all of the former employees of HL&P stationed at the South Texas Project who have been engaged in the operation and management of the South Texas Project as employees of HL&P ("OPCO Employees"). Section 8.6.4 of that certain South Texas Project Transition Agreement between the Company and the remaining owners of the South Texas Project, dated effective November 17, 1997, provides that OPCO shall assume any and all liabilities for providing benefits under this Plan to the former HL&P employees who became OPCO Employees. In furtherance thereof, the liabilities for
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         benefits accrued under this Plan as of September 30, 1997 with respect to OPCO Employees have been transferred from the books and records of the Company to the books and records of OPCO. Accordingly, from and after October 1, 1997, the Company shall have no further obligation with respect to such benefits, if any, accrued under this Plan on behalf of OPCO Employees and the OPCO Employees shall look solely to the OPCO Plan and OPCO for the payment of such benefits."

                 IN WITNESS WHEREOF, Houston Industries Incorporated has caused these presents to be executed by its duly authorized officers in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy hereof, this 26th day of February, 1998, but effective as of the dates specified herein.

                                        HOUSTON INDUSTRIES INCORPORATED



                                        By  /s/ LEE W. HOGAN
                                          ---------------------------------
                                          Name:  Lee W. Hogan
                                               ----------------------------
                                          Title: Executive Vice President
                                                ---------------------------

ATTEST:

/s/ RICHARD B. DAUPHIN
---------------------------------
Assistant Corporate Secretary